MASTER ISSUING AND PAYING AGENCY AGREEMENT

This Agreement, dated as of March 29, 2006, is by and among Lennar Corporation (the “Issuer”), each of the Guarantors that becomes a party to this Agreement by executing a Guaranty in substantially the form of Exhibit C hereto and JPMorgan Chase Bank, N.A. (“JPMorgan”).

1. APPOINTMENT AND ACCEPTANCE

The Issuer hereby appoints JPMorgan as its issuing and paying agent in connection with the issuance and payment of certain short-term promissory notes of the Issuer (the “Notes”), as further described herein, and JPMorgan agrees to act as such agent upon the terms and conditions contained in this Agreement.

2. COMMERCIAL PAPER PROGRAMS

The Issuer may establish one or more commercial paper programs under this Agreement by delivering to JPMorgan a completed program schedule (the “Program Schedule”), with respect to each such program. JPMorgan has given the Issuer a copy of the current form of Program Schedule and the Issuer shall complete and return its first Program Schedule to JPMorgan prior to or simultaneously with the execution of this Agreement. In the event that any of the information provided in, or attached to, a Program Schedule shall change, the Issuer shall promptly inform JPMorgan of such change in writing.

3. NOTES

All Notes issued by the Issuer under this Agreement shall be short-term promissory notes, guaranteed (except as provided in Section 32(b) hereof) by a guaranty of the Guarantors (each a “Guaranty” and, collectively, the “Guaranties”), exempt from the registration requirements of the Securities Act of 1933, as amended, as indicated on the Program Schedules, and from applicable state securities laws. The dealers (the “Dealers”) may cause the Notes to be issued pursuant to Section 4 hereof. Notes shall be issued in either certificated or book-entry form.

4. AUTHORIZED REPRESENTATIVES

The Issuer shall deliver to JPMorgan a duly adopted corporate resolution from the Issuer’s Board of Directors (or other governing body) authorizing the issuance of Notes under each program established pursuant to this Agreement and a certificate of incumbency, with specimen signatures attached, of those officers, employees and agents of the Issuer authorized to take certain actions with respect to the Notes as provided in this Agreement (each such person is hereinafter referred to as an “Authorized Representative”). Until JPMorgan receives any subsequent incumbency certificates of the Issuer, JPMorgan shall be entitled to rely on the last incumbency certificate delivered to it for the purpose of determining the Authorized Representatives. The Issuer represents and warrants that each Authorized Representative may appoint other officers, employees and agents of the Issuer (the “Delegates”), including without limitation any Dealers, to issue instructions to JPMorgan under this Agreement, and take other actions on the behalf of the Issuer and the Guarantors hereunder, provided that notice of the appointment of each Delegate is delivered to JPMorgan in writing by the Issuer. Each such appointment shall remain in effect unless and until revoked by the Issuer in a written notice to JPMorgan.

5. CERTIFICATED NOTES

If and when the Issuer intends to issue certificated notes (“Certificated Notes”), the Issuer and JPMorgan shall agree upon the form of such Notes. Thereafter, the Issuer shall from time to time deliver to JPMorgan adequate supplies of Certificated Notes which will be in bearer form, serially numbered, and shall be executed by the manual or facsimile signature of an Authorized Representative. JPMorgan will acknowledge receipt of any supply of Certificated Notes received from the Issuer, noting any exceptions to the shipping manifest or transmittal letter (if any), and will hold the Certificated Notes in safekeeping for the Issuer in accordance with JPMorgan’s customary practices. JPMorgan shall not have any liability to the Issuer or any of the Guarantors to determine by whom or by what means a facsimile signature may have been affixed on Certificated Notes, or to determine whether any facsimile or manual signature is genuine, if such facsimile or manual signature resembles the specimen signature attached to the Issuer’s certificate of incumbency with respect to such Authorized Representative. Any Certificated Note bearing the manual or facsimile signature of a person who is an Authorized Representative on the date such signature was affixed shall bind the Issuer and the Guarantors after completion and countersignature thereof by JPMorgan, notwithstanding that such person shall have ceased to hold his or her office on the date such Note is countersigned or delivered by JPMorgan.

6. BOOK-ENTRY NOTES

The Issuer’s book-entry notes (“Book-Entry Notes”) shall not be issued in physical form, but their aggregate face amount shall be represented by a master note (the “Master Note”) in the form of Exhibit A executed by the Issuer pursuant to the book-entry commercial paper program of The Depository Trust Company (“DTC”). JPMorgan shall maintain the Master Note in safekeeping, in accordance with its customary practices, on behalf of Cede & Co., the registered owner thereof and nominee of DTC. As long as Cede & Co. is the registered owner of the Master Note, the beneficial ownership interest therein shall be shown on, and the transfer of ownership thereof shall be effected through, entries on the books maintained by DTC and the books of its direct and indirect participants. The Master Note and the Book-Entry Notes shall be subject to DTC’s rules and procedures, as amended from time to time. JPMorgan shall not be liable or responsible for sending transaction statements of any kind to DTC’s participants or the beneficial owners of the Book-Entry Notes, or for maintaining, supervising or reviewing the records of DTC or its participants with respect to such Notes. In connection with DTC’s program, the Issuer understands that as one of the conditions of its participation therein, it shall be necessary for the Issuer and JPMorgan to enter into a Letter of Representations, in the form of Exhibit B hereto, and for DTC to receive and accept such Letter of Representations. In accordance with DTC’s program, JPMorgan shall obtain from the CUSIP Service Bureau a written list of CUSIP numbers for Issuer’s Book-Entry Notes, and JPMorgan shall deliver such list to DTC. The CUSIP Service Bureau shall bill the Issuer directly for the fee or fees payable for the list of CUSIP numbers for the Issuer’s Book-Entry Notes.

7. ISSUANCE INSTRUCTIONS TO JPMORGAN; PURCHASE PAYMENTS

The Issuer and the Guarantors understand that all instructions under this Agreement are to be directed to JPMorgan’s Commercial Paper Operations Department. JPMorgan shall provide the Issuer, or, if applicable, the Issuer’s Dealers, with access to JPMorgan’s Money Market Issuance System or other electronic means (collectively, the “System”) in order that JPMorgan may receive electronic instructions for the issuance of Notes. Electronic instructions must be transmitted in accordance with the procedures furnished by JPMorgan to the Issuer or its Dealers in connection with the System. These transmissions shall be the equivalent to the giving of a duly authorized written and signed instruction which JPMorgan may act upon without liability. In the event that the System is inoperable at any time, an Authorized Representative or a Delegate may deliver written, telephone or facsimile instructions to JPMorgan, which instructions shall be verified in accordance with any security procedures agreed upon by the parties. JPMorgan shall incur no liability to the Issuer or the Guarantors in acting upon instructions believed by JPMorgan in good faith to have been given by an Authorized Representative or a Delegate. In the event that a discrepancy exists between a telephonic instruction and a written confirmation, the telephonic instruction will be deemed the controlling and proper instruction. JPMorgan may electronically record any conversations made pursuant to this Agreement, and the Issuer and the Guarantors hereby consent to such recordings. All issuance instructions regarding the Notes must be received by 1:00 P.M. New York time in order for the Notes to be issued or delivered on the same day.

(a) Issuance and Purchase of Book-Entry Notes. Upon receipt of issuance instructions from the Issuer or its Dealers with respect to Book-Entry Notes, JPMorgan shall transmit such instructions to DTC and direct DTC to cause appropriate entries of the Book-Entry Notes to be made in accordance with DTC’s applicable rules, regulations and procedures for book-entry commercial paper programs. JPMorgan shall assign CUSIP numbers to the Issuer’s Book-Entry Notes to identify the Issuer’s aggregate principal amount of outstanding Book-Entry Notes in DTC’s system, together with the aggregate unpaid interest (if any) on such Notes. Promptly following DTC’s established settlement time on each issuance date, JPMorgan shall access DTC’s system to verify whether settlement has occurred with respect to the Issuer’s Book-Entry Notes. Prior to the close of business on such business day, JPMorgan shall deposit immediately available funds in the amount of the proceeds due the Issuer (if any) to the Issuer’s account at JPMorgan and designated in the applicable Program Schedule (the “Account”), provided that JPMorgan has received DTC’s confirmation that the Book-Entry Notes have settled in accordance with DTC’s applicable rules, regulations and procedures. JPMorgan shall have no liability to the Issuer or the Guarantors whatsoever if any DTC participant purchasing a Book-Entry Note fails to settle or delays in settling its balance with DTC or if DTC fails to perform in any respect.

(b) Issuance and Purchase of Certificated Notes. Upon receipt of issuance instructions with respect to Certificated Notes, JPMorgan shall: (a) complete each Certificated Note as to principal amount, date of issue, maturity date, place of payment, and rate or amount of interest (if such Note is interest bearing) in accordance with such instructions; (b) countersign each Certificated Note; and (c) deliver each Certificated Note in accordance with the Issuer’s instructions, except as otherwise set forth below. Whenever JPMorgan is instructed to deliver any Certificated Note by mail, JPMorgan shall strike from the Certificated Note the word “Bearer,” insert as payee the name of the person so designated by the Issuer and effect delivery by mail to such payee or to such other person as is specified in such instructions to receive the Certificated Note. The Issuer and the Guarantors understand that, in accordance with the custom prevailing in the commercial paper market, delivery of Certificated Notes shall be made before the actual receipt of payment for such Notes in immediately available funds, even if the Issuer instructs JPMorgan to deliver a Certificated Note against payment. Therefore, once JPMorgan has delivered a Certificated Note to the designated recipient, the Issuer and the Guarantors shall bear the risk that such recipient may fail to remit payment of the purchase price of such Note or return such Note to JPMorgan. Delivery of Certificated Notes shall be subject to the rules of the New York Clearing House in effect at the time of such delivery. Funds received in payment for Certificated Notes shall be credited to the Account.

8. USE OF SALES PROCEEDS IN ADVANCE OF PAYMENT

JPMorgan shall not be obligated to credit the Issuer’s Account unless and until payment of the purchase price of each Note is received by JPMorgan. From time to time, JPMorgan, in its sole discretion, may permit the Issuer to have use of funds payable with respect to a Note prior to JPMorgan’s receipt of the sales proceeds of such Note. If JPMorgan makes a deposit, payment or transfer of funds on behalf of the Issuer before JPMorgan receives payment for any Note, such deposit, payment or transfer of funds shall represent an advance by JPMorgan to the Issuer to be repaid promptly, and in any event on the same day as it is made, from the proceeds of the sale of such Note, or by the Issuer or the Guarantors if such proceeds are not received by JPMorgan.

9. PAYMENT OF MATURED NOTES

In the case of an Extendible Commercial Note, notice that the Issuer will not redeem any Note on the relative Initial Redemption Date (as defined in the applicable Extendible Commercial Note Announcement) must be received in writing by JPMorgan by 11:00 A.M. on such Initial Redemption Date. On any day when a Note matures or is prepaid, the Issuer shall transmit, or cause to be transmitted, to the Account, prior to 2:00 P.M. New York time on the same day, an amount of immediately available funds sufficient to pay the aggregate principal amount of such Note and any applicable interest due. JPMorgan shall receive such funds as agent for the holder of the Note and payment to JPMorgan will constitute payment with regard to the Note. JPMorgan shall pay the interest (if any) and principal on a Book-Entry Note to DTC in immediately available funds, which payment shall be by net settlement of JPMorgan’s account at DTC. JPMorgan shall pay Certificated Notes upon presentment. JPMorgan shall have no obligation under the Agreement to make any payment for which there is not sufficient, available and collected funds in the Account, and JPMorgan may, without liability to the Issuer or the Guarantors, refuse to pay any Note that would result in an overdraft to the Account.

10. OVERDRAFTS AND RIGHT TO SUBROGATION

(a) Intraday overdrafts with respect to each Account shall be subject to JPMorgan’s policies as in effect from time to time.

(b) An overdraft will exist in an Account if JPMorgan, in its sole discretion, (i) permits an advance to be made pursuant to Section 8 and, notwithstanding the provisions of Section 8, such advance is not repaid in full on the same day as it is made, or (ii) pays a Note pursuant to Section 9 in excess of the available collected balance in such Account. Overdrafts shall be subject to JPMorgan’s established banking practices, including, without limitation, the imposition of interest, funds usage charges and administrative fees. The Issuer shall repay any such overdraft and the related fees and charges no later than the next business day, together with interest on the overdraft at the rate established by JPMorgan for the Account and previously communicated to the Issuer and the Guarantors, computed from and including the date of the overdraft to the date of repayment.

(c) Notwithstanding anything herein to the contrary, in the event that JPMorgan (i) permits an advance pursuant to Section 8, and such advance is not repaid in full in accordance with the terms hereunder, or (ii) pays a Note pursuant to Section 9 in excess of the available collected balance in such account, any and all covenants, agreements and other obligations of the Issuer and each Guarantor to the Holders shall continue to exist and shall run to the benefit of JPMorgan, and JPMorgan shall be subrogated to the rights of the Holders. In the event that any Dealer incurs a liability in respect of, or arising out of, the failure of a Holder of a Note to be paid the full amount of such Note when due, such Dealer shall be subrogated to the rights of such Holder against the Guarantor. Each Dealer shall be deemed to be a third party beneficiary of the obligations of the Guarantor hereunder as required to effect such subrogation.

11. NO PRIOR COURSE OF DEALING

No prior action or course of dealing on the part of JPMorgan with respect to advances of the purchase price or payments of matured Notes shall give rise to any claim or cause of action by the Issuer or any of the Guarantors against JPMorgan in the event that JPMorgan refuses to pay or settle any Notes for which the Issuer or any of the Guarantors has not timely provided funds as required by this Agreement.

12. RETURN OF CERTIFICATED NOTES

JPMorgan will in due course cancel any Certificated Note presented for payment and return such Note to the Issuer. JPMorgan shall also cancel and return to the Issuer any spoiled or voided Certificated Notes. Promptly upon written request of the Issuer or at the termination of this Agreement, JPMorgan shall destroy all blank, unissued Certificated Notes in its possession and furnish a certificate to the Issuer certifying such actions.

13. INFORMATION FURNISHED BY JPMORGAN

Upon the reasonable request of the Issuer, JPMorgan shall promptly provide the Issuer with information with respect to any Note issued and paid hereunder, provided, that the Issuer delivers such request in writing and, to the extent applicable, includes the serial number or note number, principal amount, payee, date of issue, maturity date, amount of interest (if any) and place of payment of such Note.

14. REPRESENTATIONS, WARRANTIES and covenants

(a) Representations. Each of the Issuer and Guarantors represents and warrants that: (i) it has the right, capacity and authority to enter into this Agreement; and (ii) it will comply with all of its obligations and duties under this Agreement. The Issuer further represents and agrees that each Note issued and distributed upon its instruction pursuant to this Agreement shall constitute the Issuer’s representation and warranty to JPMorgan that such Note is a legal, valid and binding obligation of the Issuer, and that such Note is being issued in a transaction which is exempt from registration under the Securities Act of 1933, as amended, and any applicable state securities law.

(b) Furnishing Guaranties. The Issuer shall cause (i) any corporation or other entity of which all the stock or other interests is or becomes owned by the Issuer, by a wholly-owned Subsidiary of the Issuer or by the Issuer and one or more wholly-owned Subsidiaries of the Issuer other than its finance company Subsidiaries and any foreign Subsidiaries, that guarantees any indebtedness of the Issuer or any other Subsidiary, other than guaranties by Subsidiaries of U.S. Home Corporation solely of U.S. Home Corporation’s obligations as a guarantor under the senior secured credit facility dated as of June 17, 2005 between the Company and JPMorgan Chase Bank, N.A. as administrative agent and the other lenders party thereto and (ii) any other corporation or other entity of which a majority of the voting interest is owned by the Issuer or by a corporation or other entity of which a majority in voting power of the stock or other interests is owned by the Issuer or by one or more Subsidiaries (a “Subsidiary”) and which guarantees obligations of the Issuer or other Subsidiaries’ obligations with regard to the Issuer’s obligations, other than with regard to the Notes, totaling $75 million or more to become a Guarantor by causing, as promptly as practicable, but in any event not later than the earlier of (i) 15 business days after the end of the fiscal quarter in which such Subsidiary was formed or acquired or (ii) the date on which such Subsidiary becomes a guarantor of any other indebtedness of the Issuer, such Subsidiary to execute and deliver to JPMorgan a Guaranty in substantially the form of Exhibit C hereto.

15. DISCLAIMERS

Neither JPMorgan nor its directors, officers, employees or agents shall be liable for any act or omission under this Agreement except in the case of gross negligence or willful misconduct. IN NO EVENT SHALL JPMORGAN BE LIABLE FOR SPECIAL, INDIRECT OR CONSEQUENTIAL LOSS OR DAMAGE OF ANY KIND WHATSOEVER (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF JPMORGAN HAS BEEN ADVISED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE AND REGARDLESS OF THE FORM OF ACTION. In no event shall JPMorgan be considered negligent in consequence of complying with DTC’s rules, regulations and procedures. The duties and obligations of JPMorgan, its directors, officers, employees or agents shall be determined by the express provisions of this Agreement and they shall not be liable except for the performance of such duties and obligations as are specifically set forth herein and no implied covenants shall be read into this Agreement against them. Neither JPMorgan nor its directors, officers, employees or agents shall be required to ascertain whether any issuance or sale of any Notes (or any amendment or termination of this Agreement) has been duly authorized or is in compliance with any other agreement to which the Issuer is a party (whether or not JPMorgan is also a party to such agreement).

16. INDEMNIFICATION

The Issuer agrees to indemnify and hold harmless JPMorgan, its directors, officers, employees and agents from and against any and all liabilities, claims, losses, damages, penalties, costs and expenses (including attorneys’ fees and disbursements) suffered or incurred by or asserted or assessed against JPMorgan or any of them arising out of JPMorgan or any of them acting as the Issuer’s agent under this Agreement, except for such liability, claim, loss, damage, penalty, cost or expense resulting from the gross negligence or willful misconduct of JPMorgan, its directors, officers, employees or agents. This indemnity will survive the termination of this Agreement.

17. OPINION OF COUNSEL

The Issuer shall deliver to JPMorgan all documents it may reasonably request relating to their corporate existence and authority for this Agreement, including, without limitation, opinions of counsel, substantially in the form of Exhibits E through G hereto.

18. NOTICES

All notices, confirmations and other communications hereunder shall (except to the extent otherwise expressly provided) be in writing and shall be sent by first-class mail, postage prepaid, by telecopier or by hand, addressed as follows, or to such other address as the party receiving such notice shall have previously specified to the party sending such notice:

If to the Issuer:	Lennar Corporation
700 Northwest 107th Avenue
Miami, FL 33172
Attention: Treasurer
Telephone: (305) 229-6642
Facsimile: (305) 227-7115

If to a Guarantor, to its address set forth under its signature to its Guaranty.

If to JPMorgan concerning the daily issuance and redemption of Notes:

Attention: Commercial Paper Operations
227 West Monroe, 26th Floor
Chicago, IL 60606
Telephone: (312) 267-5100
Facsimile: (312) 267-5202

Allother:	Attention: Commercial Paper Client Services
227 West Monroe, 26th Floor
Chicago, IL 60606
Telephone: (312) 267-5044
Facsimile: (312) 267-5212

19. COMPENSATION

The Issuer shall pay compensation for services pursuant to this Agreement in accordance with the pricing schedules furnished by JPMorgan to the Issuer from time to time and upon such payment terms as the parties shall determine. The Issuer shall also reimburse JPMorgan for any fees and charges imposed by DTC with respect to services provided in connection with the Book-Entry Notes.

20. BENEFIT OF AGREEMENT

This Agreement is solely for the benefit of the parties hereto and no other person shall acquire or have any right under or by virtue hereof.

21. TERMINATION

This Agreement may be terminated at any time by either party by written notice to the other, but such termination shall not affect the respective liabilities of the parties hereunder arising prior to such termination.

22. FORCE MAJEURE

In no event shall JPMorgan be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond JPMorgan’s control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Agreement, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond JPMorgan’s control whether or not of the same class or kind as specifically named above.

23. ENTIRE AGREEMENT

This Agreement, together with the exhibits attached hereto, constitutes the entire agreement between JPMorgan, the Issuer and the Guarantors with respect to the subject matter hereof and supersedes in all respects all prior proposals, negotiations, communications, discussions and agreements among the parties concerning the subject matter of this Agreement.

24. WAIVERS AND AMENDMENTS

No failure or delay on the part of any party in exercising any power or right under this Agreement shall operate as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. Any such waiver shall be effective only in the specific instance and for the purpose for which it is given. No amendment, modification or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Issuer and JPMorgan.

25. BUSINESS DAY

Whenever any payment to be made hereunder shall be due on a day which is not a business day for JPMorgan, then such payment shall be made on JPMorgan’s next succeeding business day.

26. COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall be deemed an original and such counterparts together shall constitute but one instrument.

27. HEADINGS

The headings in this Agreement are for purposes of reference only and shall not in any way limit or otherwise affect the meaning or interpretation of any of the terms of this Agreement.

28. GOVERNING LAW

This Agreement and the Notes shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflict of laws provisions thereof.

29. JURISDICTION AND VENUE

Each party hereby irrevocably and unconditionally submits to the jurisdiction of the United States District Court for the Southern District of New York and any New York State court located in the Borough of Manhattan in the City of New York and of any appellate court from any thereof for the purposes of any legal suit, action or proceeding arising out of or relating to this Agreement (a “Proceeding”). Each party hereby irrevocably agrees that all claims in respect of any Proceeding may be heard and determined in such Federal or New York State court and irrevocably waives, to the fullest extent it may effectively do so, any objection it may now or hereafter have to the laying of venue of any Proceeding in any of the aforementioned courts and the defense of an inconvenient forum to the maintenance of any Proceeding.

30. WAIVER OF TRIAL BY JURY

EACH PARTY HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

31. ACCOUNT CONDITIONS

Each Account shall be subject to JPMorgan’s account conditions, as in effect from time to time.

32. GUARANTY PROVISIONS

(a) Unconditional Guaranty. Each Guarantor hereby jointly and severally, unconditionally and irrevocably guarantees to each holder of a Note authenticated and delivered by JPMorgan (“Holder” or “Holder of Note”), that: (i) all amounts due with respect to the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Issuer or the Guarantors to the Holders hereunder or thereunder and all other obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Issuer to the Holders under this Agreement or under the Notes, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An event of default hereunder or the Notes shall constitute an event of default under each Guaranty, and shall entitle the Holders of Notes to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Issuer.

Except as provided below, each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Agreement, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same, whether or not a Guaranty is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that its Guaranty shall not be discharged except by complete performance of the obligations contained in the Notes, this Agreement and each Guaranty. Each Guaranty is a guaranty of payment and not of collection.

No stockholder, officer, director, employee or incorporator, past, present or future, of any Guarantor, as such, shall have any personal liability under its Guaranty by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.

Each Guarantor that makes a payment or distribution under its Guaranty shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP.

(b) Limitations on Guaranties; Release or Suspension of Particular Guarantors’ Obligations. The obligations of each Guarantor under its Guaranty will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guaranty or pursuant to its contribution obligations under this Agreement, will result in the obligations of such Guarantor under its Guaranty not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

The Guarantors shall include (i) each Guarantor that has executed a Guaranty on or before the dates of this Agreement and (ii) each of the Issuer’s subsidiaries that in the future executes a Guaranty in which such subsidiary agrees to be bound by the terms hereof as a Guarantor.

If any Guarantor is released from its Guaranty, such Guarantor shall be automatically released from its obligations as Guarantor, and from and after such date, such Guarantor shall cease to constitute a Guarantor. JPMorgan shall have no responsibility to determine whether such release is authorized or permitted under this Agreement, the Guaranty or any other agreement which a Guarantor may be a party thereto.

The obligations of a Guarantor will be automatically suspended, and such Guarantor shall not constitute a Guarantor and shall not have any obligations with regard to the Notes during any period when the principal amount of the Issuer’s obligations and any subsidiary’s obligations with regard to the Issuer’s obligations, in each case other than the Notes and other indebtedness containing provisions similar to this, that the Guarantor is guaranteeing total less than $75 million, except, subject to Section 32(d), that the obligations of a Guarantor will not be suspended, and the Guarantor will continue to be obligated with regard to any Notes that have been issued before the Master Note is amended to reflect that newly issued Notes will not be guaranteed by some or any of the Issuer’s wholly-owned subsidiaries after the date of such amendment or any later specified date.

(c) Execution and Delivery of Guaranty. By executing a Guaranty, each Guarantor is agreeing to be bound by the provisions of this Section 32 and all the other provisions of this Agreement that are applicable to Guarantors. Such Guaranty has been executed on behalf of each Guarantor by either manual or facsimile signature of an officer of each Guarantor, each of whom, in each case, shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Guaranty shall not be affected by the fact that it is not affixed to any Note or Notes.

If an officer of a Guarantor whose signature is on this Agreement or a Guaranty no longer holds that office at the time JPMorgan authenticates the Note on which such Guaranty is endorsed or at any time thereafter, such Guarantor’s Guaranty of such Note shall be valid nevertheless.

The delivery of any Note by JPMorgan, after the authentication thereof hereunder, shall constitute due delivery of any Guaranty set forth in this Agreement on behalf of each Guarantor.

(d) Release of a Guarantor due to Extraordinary Events. If no default exists or would exist under this Agreement, upon the sale or disposition of all of the capital stock of a Guarantor by the Issuer or a subsidiary of the Issuer, or upon the consolidation or merger of a Guarantor with or into any person (in each case, other than to the Issuer or an affiliate of the Issuer or subsidiary), or if any Guarantor is dissolved or liquidated, such Guarantor and each subsidiary of such Guarantor that is also a Guarantor shall be deemed released from all obligations under this Section 32 without any further action required on the part of JPMorgan or any Holder; provided that if the Guarantor is a Designated Guarantor (as listed in Exhibit D), the obligations of such Guarantor will not be suspended, and such Guarantor will continue to be obligated with regard to any Notes that have been issued before the Master Note is amended to reflect that newly issued Notes will not be guaranteed by some or any of such Guarantors after such amendment or any later specified date.

JPMorgan shall execute any documents reasonably requested by the Issuer or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guaranty endorsed on the Notes under this Section 32. JPMorgan shall not be held liable for complying with any such request.

Nothing contained in this Agreement or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Issuer or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor

(e) Waiver of Subrogation. Until this Agreement is discharged and all of the Notes are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of the Issuer’s obligations under the Notes or this Agreement and such Guarantor’s obligations under each Guaranty and this Agreement, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Holders of Notes under the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders and shall forthwith be paid to JPMorgan for the benefit of such Holders to be credited and applied to the obligations in favor of the Holders, whether matured or unmatured, in accordance with the terms of this Agreement. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waiver set forth in this Section 32(e) is knowingly made in contemplation of such benefits.

(f) No Set-Off. Each payment to be made by a Guarantor hereunder in respect of the obligations under its Guaranty shall be payable in the currency or currencies in which such obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

(g) Obligations Absolute. The obligations of each Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Guarantor hereunder which may not be recoverable from such Guarantor on the basis of a Guaranty shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.

(h) Obligations Not Reduced. The obligations of each Guarantor hereunder shall not be satisfied, reduced or discharged except solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Agreement pursuant hereto or become owing or payable under or by virtue of or otherwise in connection with the Notes or this Agreement.

(i) Obligations Reinstated. The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Issuer or by or on behalf of a Guarantor) is rescinded or reclaimed from JPMorgan or any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Issuer is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer, all such indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

(j) Obligations Not Affected. Except as otherwise provided, the obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

(i) any limitation of status or power, disability, incapacity or other circumstance relating to the Issuer or any other person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding up or other proceeding involving or affecting the Issuer or any other person;

(ii) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Issuer or any other person under this Agreement, the Notes or any other document or instrument;

(iii) any failure of the Issuer, whether or not without fault on its part, to perform or comply with any of the provisions of this Agreement or the Notes, or to give notice thereof to a Guarantor;

(iv) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Issuer or any other Person or their respective assets or the release or discharge of any such right or remedy;

(v) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Issuer or any other Person;

(vi) any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or this Agreement, including, without limitation, any increase or decrease in any amount due with respect to any of the Notes;

(vii) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Issuer or a Guarantor;

(viii) any merger or amalgamation of the Issuer or a Guarantor with any Person or Persons;

(ix) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Obligations or the obligations of a Guarantor under its Guaranty; and

(x) any other circumstance (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Issuer under this Agreement or the Notes or of a Guarantor in respect of its Guaranty hereunder.

(k) Waiver. Without in any way limiting the provisions of Section 32(a) hereof, each Guarantor hereby waives notice of acceptance hereof, notice of any liability of any Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Issuer, protest, notice of dishonor or non-payment of any of the Obligations, or other notice or formalities to the Issuer or any Guarantor of any kind whatsoever.

(l) Dealing with the Issuer and Others. Any Holder, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may with regard to the Notes it holds (but not other Notes):

(i) grant time, renewals, extension, compromises, concessions, waivers, releases, discharges and other indulgences to the Issuer or any other Person;

(ii) take or abstain from taking security or collateral from the Issuer or from perfecting security or collateral of the Issuer;

(iii) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Issuer or any third party with respect to the obligations or matters contemplated by this Agreement or the Notes;

(iv) accept compromises or arrangements from the Issuer;

(v) apply all monies at any time received from the Issuer upon such part of the Notes as the Holder may see fit or change any such application in whole or in part from time to time as the Holder may see fit; and

(vi) otherwise deal with, or waive or modify its right to deal with, the Issuer and all other Persons as the Holder may see fit.

(m) Default and Enforcement. If any Guarantor fails to pay in accordance with Section 32(a) hereof, each Holder may proceed in its name in the enforcement of the Guaranty of any such Guarantor with respect to the Notes held by such Holder and such Guarantor’s obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor any and all sums due with regard to these Notes.

(n) Amendment, Etc. No amendment, modification or waiver of any provision of this Agreement relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective or affect the obligation of any other Guarantor with regard to any Notes unless it is signed by such Guarantor and the Holders of these Notes.

(o) Acknowledgment. Each Guarantor hereby acknowledges communication of the terms of this Agreement and the Notes and consents to and approves of the same.

(p) No Merger or Waiver; Cumulative Remedies. No Guaranty shall operate by way of merger of any of the obligations of a Guarantor under any other agreement, including, without limitation, this Agreement. No failure to exercise and no delay in exercising, on the part of any Holders, any right, remedy, power or privilege hereunder or under the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guaranty and under this Agreement, the Notes and any other document or instrument between a Guarantor and/or the Issuer and a Holder or JPMorgan are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

(q) Survival of Obligations. Without prejudice to the survival of any of the other obligations of each Guarantor hereunder, the obligations of each Guarantor under Section 32(a) shall survive the payment in full of the Notes and shall be enforceable against such Guarantor without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Issuer or any Guarantor.

(r) Guaranty in Addition to Other Obligations. The obligations of each Guarantor under its Guaranty and this Agreement are in addition to and not in substitution for any other obligations to JPMorgan or to any of the Holders in relation to this Agreement or the Notes and any guaranties or security at any time held by or for the benefit of any of them.

(s) Severability. Any provision of this Section 32 which is prohibited or unenforceable in any jurisdiction or with regard to any Guarantor shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction or with regard to any Guarantor shall not invalidate or render unenforceable such provision in any other jurisdiction or with regard to any other Guarantor unless its removal would substantially defeat the basic intent, spirit and purpose of this Agreement and this Section 32.

(t) Successors and Assigns. Each Guaranty shall be binding upon and inure to the benefit of each Guarantor and each Holder and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations hereunder or thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by duly authorized officers as of the day and year first-above written.

JPMORGAN CHASE BANK, N.A.		LENNAR CORPORATION

By:	/s/ Maria Romero	By:	/s/ Bruce E. Gross
Name:	Maria Romero	Name:	Bruce E. Gross
Title:	Client Service Manager	Title:	Vice President and Chief Financial Officer
Date:	March 29, 2006	Date:	March 29, 2006